UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2023

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC
(NASDAQ Capital Market)

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2023, Middlefield Banc Corp. (the “Company”) announced that the Board of Directors of the Company will appoint Ronald L. Zimmerly, Jr. to serve as Chief Executive Officer of the Company and of The Middlefield Banking Company (the “Bank”), the wholly owned bank subsidiary of the Company, effective January 1, 2024. Mr. Zimmerly has been serving as the President of the Company and the Bank since December 1, 2022 and will continue to serve as President of the Company and the Bank when he becomes Chief Executive Officer. Mr. Zimmerly, 59, served as the President and Chief Executive Officer, and as a director, of Liberty Bancshares, Inc. and Liberty National Bank from 2010 to December 1, 2022 when the Company acquired Liberty Bancshares, Inc. and Liberty National Bank.

Pursuant to Mr. Zimmerly’s December 5, 2022, Severance Agreement, Mr. Zimmerly’s appointment as Chief Executive Officer will increase Mr. Zimmerly’s change-in-control benefit under the Severance Agreement from 2 times to 2.5 times the sum of Mr. Zimmerly’s annual base salary plus average cash incentive plan bonus over the prior two-year period (or such lesser period as Mr. Zimmerly has been employed by the Company).

Mr. Zimmerly does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 13, 2023, James R. Heslop, II, Chief Executive Officer and director of the Company and the Bank, notified the Company’s Board that he will resign as Chief Executive Officer of the Company and the Bank effective January 1, 2024. Mr. Heslop has served as Chief Executive Officer of the Company and the Bank since December 1, 2022, Executive Vice President and Chief Operating Officer of the Bank since 1996 and Executive Vice President and Chief Operating Officer of the Company since 2000. He has been a director of the Bank since July 1999 and a director of the Company since November 2001. Mr. Heslop also notified the Company’s Board that he will resign as a director of the Company and the Bank effective as of 7 p.m. on December 31, 2023.

In recognition of Mr. Heslop’s long and illustrious record of executive officer service to the Company, the Board will take action necessary to accelerate the vesting of 10,957 shares of Company common stock covered by Mr. Heslop’s 2021, 2022, and 2023 restricted stock awards with payment of the shares in 2024 to be effective after Mr. Heslop enters into a separation agreement upon employment termination. The separation agreement will contain a customary, general waiver and release of claims, as well as post-employment covenants with respect to confidential information, noncompetition, and nonsolicitation of customers and employees. In exchange for his agreement to enter into the separation agreement, the Company will pay Mr. Heslop $199,100 in a lump sum and credit $56,250 as the 2023 contribution for Mr. Heslop’s Executive Variable Benefit Deferred Compensation Agreement dated as of July 9, 2018. The separation agreement payment will be made on the next business day following the expiration of the revocation period contained in the separation agreement, provided the separation agreement has not been timely revoked by Mr. Heslop.

Mr. Heslop’s resignation is not the result of any disagreement with the Company.

The Company’s Board of Directors will reduce the number of members of the Board of Directors from thirteen to twelve directors, effective upon Mr. Heslop’s resignation.

ITEM 7.01. REGULATION FD DISCLOSURE

On November 14, 2023, the Company issued a press release announcing the Company’s appointment of Mr. Zimmerly to Mr. Zimmerly’s new positions and Mr. Heslop’s future resignation from executive service effective January 1, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

The following exhibit is furnished to this Current Report on Form 8-K:

(d) Exhibits.

99.1	November 14, 2023 press release of Middlefield Banc Corp.

104	Cover Page Interactive File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: November 14, 2023	/s/ James R. Heslop, II
Chief Executive Officer